REGISTRATION RIGHTS AGREEMENT


     Registration Rights Agreement ("Agreement") dated as of December 17, 1998, between Frontline Communications Corp., a Delaware corporation (the "Company"), and David Lichtenstein (the "Holder").

                                    RECITALS


     WHEREAS, the Company issued to the Holder on even date herewith an aggregate of 113,364 shares of common stock, par value $.01 per share, of the Company, as more particularly provided for in the Stock Purchase Agreement dated as of November 24, 1998, as amended as of even date herewith, among the Company, Webspan Communications, Inc. and the Holder (the "Purchase Agreement") and that side letter agreement of even date herewith among the same parties; and

     WHEREAS, it is a condition to the performance of the Holder's obligations under the Purchase Agreement that the Company enter into this Agreement with the Holder with respect to 111,364 shares of Common Stock (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants herein contained, the parties hereto do hereby agree as follows:

     1. Piggyback Registration.

          (a) If, at any time during a one-year period following the date hereof, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering securities of the Company held by management, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (for purposes of this Article 1, a "Registration Statement"), the Company will give written notice of its intention to do so by certified mail ("Notice"), at least fifteen (15) days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within ten (10) days after receipt of the Notice, that the Company include any of the Holder's Shares in the proposed Registration Statement, the Company shall, as to the Holder, use reasonable efforts to effect the registration under the Securities Act of the Shares which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Holder (other than any commission, discounts or counsel fees payable by the Holder, as further provided in Section 3(a) hereof); provided,




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     however,  that if, the  Piggyback  Registration  is in  connection  with an underwritten public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having an adverse effect on the offering, then the Company may exclude from such offering all or a portion of the Shares which it has been requested to register.

          (b) Notwithstanding the preceding provisions of this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

          (c) Notwithstanding anything contained herein to the contrary, the Company shall have no obligation under this Section 1 to register the Shares if the Company receives an opinion of counsel that Rule 144 promulgated under the Securities Act is available to the Holder.

     2. Covenants of the Company With Respect to Registration. The Company hereby covenants and agrees as follows:

          (a) The Company will pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 1 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Shares sold by the Holder pursuant thereto.

          (b) The Company will use reasonable efforts to qualify or register the Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Securities Act and its rules and regulations.


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     3. Covenant of the Holder.

     The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

     4. Indemnification.

          (a) The Company shall indemnify, defend and hold harmless the Holder and such person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in the Registration Statement, or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder or the trustees thereof expressly for use therein; provided, however, that the indemnification in this Section shall not inure to the benefit of the Holder on account of any such loss, claim, damage or liability arising from the sale of Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale. The Holder and his successors and assigns shall at the same time, severally and jointly, indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but solely with respect to such losses, claims, damages or liabilities caused by any untrue statement or omissions based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use in the Registration Statement.

     5. Governing Law.

          (a) This Agreement shall be governed as to validity, interpretation, construction, effect and in all other

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



     respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

          (b) Each of the Company and the Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

     6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

                  If to the Company, at:

                           Frontline Communications Corp.
                           One Blue Hill Plaza, Suite 1548
                           Pearl River, New York 10965

                  with a copy of the same to:

                           Tenzer Greenblatt L.L.P.
                           405 Lexington Avenue
                           23rd Floor
                           New York, NY  10174
                           Attn:  Kenneth Selterman, Esq.

                  If to the Holder(s), at that address set forth under their name on the signature page.

                  with a copy of the same to:

                           Mendel Zilbergerg & Associates, P.C.
                           619 Thirteenth Avenue
                           Brooklyn, New York
                           Attn:  Mendel Zilberberg, Esq.

     Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

     7. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.


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     8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9. Assignment; Binding Effect; Benefits. The Holder may not assign the Holder's rights hereunder without the prior written consent of the Company, which consent may be given or withheld for any reason and any attempted assignment without having obtained such prior written notice shall be void and of no force and effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and the permitted assigns, heirs and legal representatives of the Holder and the Company and its successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

     10. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                           [signature page to follow]

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


     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Company:                                 FRONTLINE COMMUNICATIONS CORP.


                                         By:   /s/ Stephen J. Cole-Hatchard
                                               ---------------------------------
                                               Name:  Stephen J. Cole-Hatchard
                                               Title: President

Holder:
                                         /s/ David Lichtenstein
                                         ---------------------------------------
                                         DAVID LICHTENSTEIN

                                         Address:
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